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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT - DELOITTE & TOUCHE, LLP



We consent to the incorporation by reference in this Registration Statement of Epicor Software Corporation on Form S-8 of our report dated February 6, 2002, except for Note 15, as to which the date is March 27, 2002, appearing in the Annual Report on Form 10-K of Epicor Software Corporation for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Costa Mesa, California
July 22, 2002